For immediate release:
July 1, 2014
For more information:
Krisie Bassinger: 980.819.6268
Pam Cranford: 336.626.8300
investorrelations@community1.com

CommunityOne Board Chair resigns to take directorship at First Niagara Financial Group; replaced by J. Chandler Martin, former Bank of America Treasurer

Charlotte, NC - CommunityOne Bancorp (NASDAQ: COB), Charlotte, North Carolina, announced today that the Chair and lead independent director of its Board of Directors, Austin A. Adams, has resigned. He has been appointed a director at First Niagara Financial Group, and its subsidiary bank, First Niagara Bank, N.A., a $38 billion community oriented bank headquartered in Buffalo, New York and banking law prevents Mr. Austin from serving on two bank boards at the same time. The Board has unanimously elected J. Chandler Martin as Chair of the Board and lead independent director in place of Mr. Adams. Mr. Martin, 63, is the former Treasurer of Bank of America, N.A., Charlotte, North Carolina, where he was responsible for funding, liquidity and interest rate risk management. Prior to that, Mr. Martin was Bank of America’s Enterprise Market and Operational Risk Executive and the risk management executive for Global Corporate and Investment Banking. Mr. Martin has been on the Board of CommunityOne since it was recapitalized in October 2011.

“I have been fortunate to have the opportunity to serve CommunityOne with a great management group and directors during the past three years, as we have overseen the restoration to health and service of this historic banking franchise, positioning it for growth through the coming years,” said Austin Adams. “I leave the Board having accomplished these goals, knowing it is in good hands under the leadership of Chan Martin.”

“The CommunityOne Board has been fortunate to have Austin as its Chair since the recapitalization of the Company,” said Brian Simpson, Chief Executive Officer of CommunityOne. “His experience as the former Chief Information Officer for JP Morgan Chase, and prior to that Banc One Corp. and First Union Corp., has been invaluable to us and we wish Austin the best. We also are fortunate that Chan Martin, a very experienced banker with deep risk management expertise, is on our Board and we are looking forward to Chan’s leadership as the new Board Chair.”

About CommunityOne Bancorp
CommunityOne Bancorp is the North Carolina-based bank holding company for CommunityOne Bank, N.A., a $2 billion community bank, operating 50 branches throughout central, southern and western North Carolina, offering a wide variety of consumer, mortgage and commercial banking services to retail and business customers, including loans, deposits, treasury management, wealth, and online banking. CommunityOne Bancorp’s shares are traded on the NASDAQ stock market under the symbol, “COB.”

Caution About Forward-looking Statements
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s board or its structure. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its quarterly reports on Form 10-Q, and other filings made with the SEC.

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